Exhibit 99.1

Duke Robotics Strengthens Leadership Team with Appointment of Defense and Drone-Technology Veteran Yiftach Kleinman as Chief Executive Officer

Incoming Chief Executive Officer Brings Two Decades of Defense Leadership, Most Recently at Israeli Loitering-Munitions Innovator SpearUAV, and Previously at Rafael Advanced Defense Systems, One of Israel’s Leading Defense Companies

Current CEO and President Yossef Balucka to Continue as President, Focusing on Advancing Duke’s Commercial Business and Customer Relationships

FT. LAUDERDALE, FL, June 11, 2026 -- Duke Robotics Corp. (Nasdaq: DUKR; DUKRW) (“Duke Robotics” or the “Company”), a leader in advanced robotics and drone-based solutions for civilian and defense markets, today announced the appointment of Yiftach Kleinman as Chief Executive Officer, with such appointment becoming effective upon the commencement of his employment with the Company, which is expected to occur no later than September 8, 2026. Mr. Kleinman will succeed Yossef Balucka as Chief Executive Officer upon the effectiveness of his appointment. Following effectiveness, Mr. Balucka will continue to serve as the Company’s President, focusing on advancing Duke Robotics’ commercial business, deepening customer relationships and scaling its civilian platforms globally.

The appointment comes as Duke Robotics enters a new phase of growth following its recent uplisting to the Nasdaq Capital Market. Mr. Kleinman joins the Company with more than two decades of defense and drone-technology leadership, most recently steering Israeli loitering-munitions innovator SpearUAV Ltd. (“SpearUAV”) as Chief Executive Officer through large-scale production, strategic partnerships with leading global original equipment manufacturers (“OEM”) and international contract wins leading up to its 2025 acquisition by UVision Air Ltd. (“UVision”), and previously holding senior management, M&A, and business-development roles over more than a decade at Rafael Advanced Defense Systems, one of Israel’s top three defense firms and the developer of the well-known Iron Dome, Iron Beam, Spike ATGM, Trophy APS and many other cutting-edge innovations. As the Company looks to significantly expand its defense business, the Company believes Mr. Kleinman’s deep defense-technology background, as well as relations with the leading players and customers in the global defense industry will be central to that strategy.

“I am thrilled to be joining Duke Robotics at such a pivotal moment,” said Yiftach Kleinman, incoming Chief Executive Officer. “I believe that Duke has built something rare - proven technology and real commercial traction across two of the most important sectors today: defense and energy infrastructure. I believe that the opportunities ahead, in those markets and beyond, are substantial. I look forward to working closely with Mr. Balucka, and with the entire team aiming to expand the Company’s defense footprint, accelerate its commercial platforms, and create lasting value for its shareholders, customers, and partners.”

“This is an exciting milestone for Duke Robotics, and I am delighted to welcome Mr. Kleinman to lead the Company into its next chapter,” said Yossef Balucka, President and outgoing Chief Executive Officer of Duke Robotics. “I believe that Mr. Kleinman brings exactly the kind of defense pedigree and operational leadership the Company needs as we scale and expand our defense business. We believe that his track record of taking defense technologies from concept to large-scale delivery is precisely what this moment calls for. I am energized to continue driving our commercial business forward as President, working alongside Mr. Kleinman and our team, and I have great confidence in where we are headed together.”

“On behalf of the Board of Duke Robotics, I am pleased to welcome Mr. Kleinman to the Company at such an important juncture in our growth,” said Yariv Alroy, Chairman of the Board of Duke Robotics. “I am confident that Yiftach’s proven leadership in scaling defense technologies, together with Yossi’s continued stewardship of our commercial business, positions the Company well to execute on its strategy and deliver long-term value for our shareholders.”

About Yiftach Kleinman

Mr. Kleinman is a strategic business executive with more than two decades of leadership across the global defense and technology sectors, spanning senior and executive management, mergers and acquisitions, business development, and large-scale program delivery. Most recently, he served in senior leadership roles including being CEO of SpearUAV, an Israeli defense-technology company that develops autonomous, AI-driven encapsulated unmanned aerial systems - including its VIPER family of loitering munitions and counter-UAS solutions deployed at the tactical and small-unit level. Under his leadership, SpearUAV scaled from an early-stage company toward large-scale production and secured significant international contracts, established collaborations and partnerships with leading global defense firms, diversified its customer base and its portfolio in order to address strategic assets, culminating in its acquisition by UVision, a global leader in loitering-munition systems, in late 2025.

Prior to SpearUAV, Mr. Kleinman spent more than a decade in senior roles at Rafael Advanced Defense Systems (“Rafael”), one of Israel’s largest and most strategically positioned defense companies and the developer of globally recognized systems such as Iron Dome, David’s Sling, Spike ATGM, Trophy APS and many others. At Rafael, Mr. Kleinman served in the Land and Naval Division’s management, holding roles including Deputy General Manager for Subsidiaries, Mergers and Acquisitions, where he served as a board member and chairman across a portfolio of subsidiaries, led investments and acquisitions, and drove dramatic inorganic growth. As part of his role at Rafael, Mr. Kleinman initiated and executed Rafael’s largest acquisition ever as part of a major strategic masterplan in a major NATO country. Earlier, as Director of Marketing and International Business Development, he helped facilitate some of the largest defense-industry deals between the United States, Europe, the United Kingdom, Asia Pacific and Israel and led complex business campaigns generating a stream of contracts measured in the billions of dollars.

Mr. Kleinman holds an MBA specializing in International Marketing and a BSc in Business Administration, both from the University of Manchester. He served as a Colonel in the Israel Defense Forces (active reserve) across diversified command, training, and development positions.

About Duke Robotics

Duke Robotics Corp. (Nasdaq: DUKR; DUKRW) develops advanced stabilization and autonomous robotic drone systems for both civilian and defense markets. The Company’s Insulator Cleaning Drone (IC Drone) is a first-of-its-kind, drone-enabled system for cleaning and monitoring high-voltage electric utility insulators. Leveraging Duke’s technologies, the IC Drone provides a safer, more efficient, and cost-effective alternative method. AEROTRACE™ is the Company’s AI-powered aerial monitoring and intelligence platform for infrastructure operators, designed to deliver actionable insights for asset assessment and proactive maintenance. In defense, through a collaboration agreement with Elbit Systems Land Ltd. (“Elbit”), the Bird of Prey weapons drone system is an agile, fully stabilized remote weapon system designed for non-line-of-sight and stand-off engagements, marketed by Elbit under the brand name Bird of Prey (formerly known as TIKAD). For additional Company information, please visit https://dukeroboticsys.com and follow us on Twitter (X) and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as “future” and similar expressions, or future or conditional verbs such as “will,” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs, assumptions, and information currently available to us. For example, we are using forward-looking statements when we discuss the leadership transition and its anticipated benefits, the anticipated timing of Mr. Kleinman’s commencement of employment and assumption of the role of Chief Executive Officer, the respective roles and expected contributions of the Company’s incoming Chief Executive Officer and its continuing President, the Company’s plans to significantly expand its defense business, the anticipated benefits of Mr. Kleinman’s defense and drone-technology background to the Company’s strategy, the Company’s expectation to advance and scale its commercial and civilian platforms globally, the Company’s expectation that Mr. Kleinman’s leadership will support the expansion of its defense footprint, the Company’s ability to accelerate commercialization of its platforms, the Company’s ability to create value for shareholders, customers and partners, and the Company’s opportunities across the defense and energy-infrastructure sectors and beyond. Our actual results may differ materially from those expressed or implied due to known or unknown risks and uncertainties. These include, but are not limited to, risks related to the successful integration of new leadership, the successful market adoption of our technologies, the continued development and refinement of our technology, our ability to effectively collaborate with Elbit Systems, fluctuations in foreign currency exchange rates, operational challenges associated with marketing activities in new markets, economic conditions that may affect defense spending and infrastructure investment, geopolitical factors that could impact business operations, regulatory challenges in various regions, and competition from technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any subsequent filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:

Duke Robotics Corp.

invest@dukeroboticsys.com

Investor Relations Contact:

Arx Investor Relations

North American Equities Desk

duke@arxhq.com

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